UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event report)   April 30, 2008

Severn Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Maryland	0-49731	52-1726127
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

200 Westgate Circle, Suite 200, Annapolis, Maryland	21401
(Address of principal executive offices)	(Zip Code)

410-260-2000
(Registrant’s telephone number, including area code)

(Former name or former address, if change since last report)

Check the appropriate box below if the Form8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
      (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
     (17 CFR 240.13e-4(c))

Item. 1.01.   Entry into a Material Definitive Agreement

Approval of 2008 Equity Incentive Plan

        At the Annual Meeting of Stockholders (the “Annual Meeting”) of Severn Bancorp, Inc. (“Severn”), held on April 30, 2008, Severn stockholders approved the 2008 Equity Incentive Plan (the “Plan”).   The Plan was approved by the board of directors of Severn in February 2008, subject to stockholder approval.

        The purposes of the Plan are to (i) attract and promote the long-term retention of employees of Severn and its current and future subsidiaries (collectively, the “Company”), directors of the Company and other persons who are in a position to make significant contributions to the success of the Company; (ii) further reward these employees, directors and other persons for their contributions to the Company’s growth and expansion; (iii) provide additional incentive to these employees, directors and other persons to continue to make similar contributions in the future; and (iv) further align the interests of these employees, directors and other persons with those of Severn’s stockholders. In accordance with the provisions of the Plan, options, stock appreciation rights, restricted stock or unrestricted stock, deferred stock, restricted stock units or performance awards, for shares of Severn common stock, par value $.01 per share (“Common Stock”), or supplemental grants or combinations thereof (collectively, “Awards”) can be granted to participants in the Plan.

The 2008 Plan replaces Severn's Stock Option and Incentive Plan (the “1998 Plan”), which by its terms expired in December, 2007.  Outstanding grants under the 1998 Plan continue to be governed by their terms and the terms of the 1998 Plan.

        The Compensation Committee has full and exclusive power to administer and interpret the Plan, grant awards and adopt administrative rules, regulations, procedures and guidelines governing the Plan and the Awards as it may deem necessary in its sole discretion, from time to time.

        The aggregate number of shares of Common Stock for which Awards may be granted under the Plan is 500,000 shares of Common Stock; provided, however, that such authorized share reserve will be increased from time to time by a number of shares equal to the number of shares of Common Stock that are issuable pursuant to option grants outstanding under the 1998 Plan as of April 30, 2008 that, but for the termination and/or suspension of the 1998 Plan, would otherwise have reverted to the share reserve of the 1998 Plan pursuant to the terms thereof as a result of the expiration, termination, cancellation or forfeiture of such options. As of April 30, 2008, options to purchase 121,000 shares of Common Stock were outstanding under the 1998 Plan.

        The foregoing brief summary of the Plan is qualified in its entirety by reference to the Plan, a copy of which is filed as Appendix A to Severn's definitive Proxy Statement for the 2008 Annual Meeting of Stockholders, filed with the Securities and Exchange Commission on March 12, 2008.

Item 7.01.   Regulation FD Disclosure

        The following information is being provided pursuant to Item 7.01. Such information should not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

        At Severn's Annual Meeting of Stockholders held on April 30, 2008, Ronald P. Pennington and T. Theodore Schultz were each reelected as a director to serve for a term of three years.  Additionally, stockholders ratified the appointment of Beard Miller Company LLP as independent auditor for Severn for the year ending December 31, 2008.

Item 9.01.   Financial Statements and Exhibits

(d)   Exhibits

10.1           2008 Equity Incentive Plan (incorporated by reference to Appendix A to Severn’s definitive Proxy Statement for the 2008 Annual Meeting of Stockholders, filed with the Securities and Exchange Commission on March 12, 2008).

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Severn Bancorp, Inc.

Dated: April 30, 2008	By: /Alan J. Hyatt/
Alan J. Hyatt, President